Exhibit 4.5
FOURTH SUPPLEMENTAL INDENTURE
This FOURTH SUPPLEMENTAL INDENTURE, dated as of November 6, 2017 (this “Supplemental Indenture”), among Windstream Services, LLC, a Delaware limited liability company (as successor to Windstream Corporation) (the “Company”), Windstream Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the other subsidiaries of the Company party hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, solely in its capacity as trustee under the Indenture referred to below (the “Trustee”).
WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time prior to the execution of this Supplemental Indenture, the “Indenture”), dated as of January 23, 2013 providing for the issuance of the Issuers’ 6 3/8% Senior Notes due 2023 (the “Notes”);
WHEREAS, pursuant to Section 9.01(a)(iv) of the Indenture, the Issuers, Guarantors and the Trustee are authorized to execute and deliver supplemental indentures to make any change that would provide any additional rights or benefits to the holders of Notes;
WHEREAS, the Issuers desire to amend certain terms and provisions of the Indenture, as set forth in Article 1 of this Supplemental Indenture pursuant to Section 9.01(a)(iv) of the Indenture;
WHEREAS, the Issuers have also delivered to the Trustee, pursuant to Sections 7.02(b), 9.01, 9.06, 13.04 and 13.05 of the Indenture, an Officers’ Certificate and an Opinion of Counsel stating that (a) the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and (b) has been duly approved and authorized by the Board of Directors of each Issuer; and
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a valid and binding obligation of the Issuers and the Guarantors have been completed, subject to certain terms, conditions and limitations as provided herein.
NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Section 1.01    Amendments to Certain Definitions

(a)    The following paragraph shall replace clause (13) of the definition of “Permitted Investments” in its entity:

[Reserved]

Section 1.02    Amendments to Certain Sections of the Indenture

(a)The following paragraph shall replace Section 4.09(b)(i) in its entirety:

the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i) not to exceed $2.8 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.10;

(b)The following paragraph shall replace Section 4.07(b)(12) in its entirety:

(12)    other Restricted Payments in an aggregate amount not to exceed $50.0 million.

(c)The following paragraph shall be added to the end of Section 4.09(b)(xv)

Notwithstanding anything in this Section 4.09, the principal amount of Indebtedness that may be incurred under Sections 4.09(b)(iv) and 4.09(b)(xv) shall be reduced by an amount equal to the aggregate Indebtedness Incurred prior to January 23, 2013 under an equivalent provision in any other indenture governing the Company’s currently outstanding senior notes (for the avoidance of doubt, without any duplication of Indebtedness Incurred such equivalent provisions in more than one such indenture), to the extent such Indebtedness remains (i) outstanding and (ii) Incurred under an equivalent provision in any other indenture governing the Company’s currently outstanding senior notes, in each case as of November 6, 2017.

(d)The following paragraph shall replace Section 10.05(a)(iv) in its entity:

[Reserved]
ARTICLE 2

Section 2.01    Instruments To Be Read Together.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

Section 2.02    Confirmation.

The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved. For the avoidance of doubt, nothing in this Supplemental Indenture is intended to or shall be deemed to modify or limit the provisions of the Third Supplemental Indenture of even date herewith.

Section 2.03    Terms Defined.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.04    Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.05    Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 2.06    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages hereto by facsimile or electronic mail/PDF transmission shall constitute effective execution and delivery of such document as to the parties hereto and may be used in lieu of the original document for all purposes. Signatures of the parties hereto or thereto transmitted by facsimile or electronic mail in PDF format shall be deemed to be their original signatures for all purposes.
Section 2.07    Severability.
In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, as determined by a court order of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 2.08    Effectiveness.
This Supplemental Indenture will become legally effective and legally operative immediately upon its execution by the parties hereto in accordance with the provisions of Sections 9.01 and 9.06 of the Indenture.
Section 2.09    Acceptance by Trustee.
Subject to Section 2.10 below, the Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.
Section 2.10    Trustee Disclaimer
The recitals contained herein and the statements made in any Officers’ Certificate shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officers’ Certificate are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representations as to the statements made in the recitals contained herein or in the Officers’ Certificate, or the validity or sufficiency of this Supplemental Indenture or the consequences of any amendment provided herein.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

WINDSTREAM SERVICES, LLC, as Issuer

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

WINDSTREAM FINANCE CORP., as Co-Issuer

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

GUARANTORS:
ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT, INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.

CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC

OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC
US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
US XCHANGE, INC.
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC

WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

GUARANTORS:

SOUTHWEST ENHANCED NETWORK SERVICES, LLC
By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC
By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

U.S. BANK NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Laura Moran
Name:	Laura Moran
Title:	Vice President